Exhibit 99.1

En Pointe Technologies, Inc. Announces Financial Results
for the Quarter Ended December 31, 2007

— First quarter net sales increase 15% to $86.9 million from prior year first quarter.
— First quarter gross profits increase 20% to $11.9 million from prior year first quarter.

Los Angeles, CA – February 12, 2008 - En Pointe Technologies, Inc. (NASDAQ:ENPT):  a leading national provider of business-to-business information technology products, services and solutions, today announced consolidated results for its first quarter ended December 31, 2007.  Total net sales in the first quarter of fiscal 2008 increased 15% to $86.9 million when compared to the $75.6 million reported for the first quarter of fiscal 2007.  En Pointe’s gross profits increased by $2.0 million to $11.9 million in the first quarter of fiscal 2008 as compared to $9.9 million reported in the first quarter of fiscal 2007.

The net income for the December 2007 quarter was $43,000, or $0.01 per basic and diluted share, as compared with net income of $0.3 million, or $0.04 per basic and diluted share, reported in the December 2006 quarter.

Bob Din, CEO of En Pointe said, “We continue to focus on maximizing gross profits and this quarter rewarded us with gross profits that exceeded both our most recent September 2007 quarter as well as our comparable December 2006 quarter.  In that effort it should be noted that our service business helped by contributing margins that were well over 40%. “

Operating Highlights

Gross profits increased in the December 2007 quarter by $2.0 million to $11.9 million as compared to the December 2006 quarter results.  While increased product sales contributed to the overall gross profits increase, the Company’s core business-to-business information technology service business also made a substantial contribution by engaging in higher margin business that averaged 45.0% during the December 2007 quarter.

While selling and marketing expenses were high for the December 2007 quarter, due mainly to increases in wage related expenses as more staff was hired and negatively impacted operating income, general and administrative expenses remained flat as compared to the December 2006 quarter and, as a percentage of net sales, decreased to 3.5% from 4.0%.

Asset Management

The Company’s balance sheet remained strong at December 31, 2007 with $8.2 million of cash and the availability of an additional $26.1 million under the Company’s credit line.  Accounts receivable decreased by $7.8 million in the December 2007 quarter bringing the day’s sales outstanding in accounts receivable to 56 days as compared with 61 days in the December 2006 quarter.  Long-term debt remained low at $0.4 million while stockholders’ equity remained at $21.3 million.

About En Pointe Technologies, Inc.

En Pointe Technologies, Inc. provides the information technology marketplace, including mid-market and enterprise accounts, government agencies, and educational institutions nationwide, with computer hardware, software, information security, and managed and professional services. En Pointe has the flexibility to customize information technology services to fulfill the unique needs of each of its customers.

En Pointe employs SAP, ClarifyTM, and AccessPointeTM (an e-procurement application), proven and dependable software applications, to support its broad customer base.  Founded in 1993 and headquartered in Los Angeles, En Pointe maintains an ISO 9001:2000 certified configuration center in San Bernardino County, California and is well represented in leading national markets throughout the United States.  En Pointe has the experience and the technology to help organizations simplify the management of their information technology infrastructure.

En Pointe’s Ovex Global division provides customers with solutions for affordable information technology services by combining low cost with high quality offshore services provided through its foreign subsidiary, Ovex Technologies (Private), Inc., with experienced onshore information technology management teams that provide the necessary supervision and guidance to smooth each customer’s outsourcing transition.

Visit www.enpointe.com to learn more.

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, from time to time, En Pointe Technologies, or its representatives, have made or may make forward-looking statements, orally or in writing. The words "estimate," "project," "potential," "intended," "expect," "anticipate," "believe" and similar expressions or words are intended to identify forward-looking statements. Such forward-looking statements may be included in, but are not limited to, various filings made by En Pointe with the Securities and Exchange Commission, press releases or oral statements made with the approval of an authorized executive officer of the Company. Actual results could differ materially from those projected or suggested in any forward-looking statements as a result of a wide variety of factors and conditions. Reference is hereby made to En Pointe's Annual Report on Form 10-K for the fiscal year ended September 30, 2007 for information regarding those factors and conditions. Among the important factors that could cause actual results to differ materially from management's projections, estimates and expectations include, but are not limited to: changing economic influences in the industry; dependence on key personnel; actions of manufacturers and suppliers; and availability of adequate financing.  Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as of the date of this press release.  En Pointe undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

All trademarks and service marks are the property of their respective owners.

To contact En Pointe regarding any investor matters, please contact:

Javed Latif
Chief Financial Officer and
Sr. Vice President, Operations
En Pointe Technologies, Inc.
Phone: (310) 337-5212
Fax: (310) 324-3149
ir@enpointe.com

To contact En Pointe regarding any sales or customer matters, please e-mail us at:
sales@enpointe.com or contact us by phone at (310) 337-5200.

En Pointe Technologies, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

	December 31,	September 30,
	2007	2007
ASSETS:
Current assets:
Cash	$8,168	$6,000
Restricted cash	77	76
Short term cash investment	11	1,000
Accounts receivable, net	53,619	61,391
Inventories, net	7,652	8,768
Prepaid expenses and other current assets	1,716	1,548
Total current assets	71,243	78,783

Property and equipment, net of accumulated
depreciation and amortization	5,472	5,022

Other assets	2,658	2,201
Total assets	$79,373	$86,006

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable, trade	$27,752	$19,034
Borrowings under line of credit	14,524	30,314
Short-term borrowings and current maturities of long-term debt	2,712	2,450
Accrued liabilities	6,112	6,177
Accrued taxes and other liabilities	4,567	4,364
Total current liabilities	55,667	62,339
Long term liabilities	424	447
Total liabilities	56,091	62,786

Minority interest	2,001	1,957

Total stockholders' equity	21,281	21,263
Total liabilities and stockholders' equity	$79,373	$86,006

En Pointe Technologies, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except per share data)

	Three months ended December 31,
	2007	2006
Net sales:
Product	$74,148	$62,962
Service	12,734	12,658
Total net sales	86,882	75,620
Cost of sales:
Product	67,922	57,697
Service	7,066	8,050
Total cost of sales	74,988	65,747
Gross profit:
Product	6,226	5,265
Service	5,668	4,608
Total gross profit	11,894	9,873

Selling and marketing expenses	8,828	6,551
General and administrative expenses	3,076	3,058
Operating (loss) income	(10)	264

Interest income, net	66	39
Other income net	61	16
Income before income taxes and minority interest	117	319
Income tax provision	31	22
Income before minority interest	86	297
Minority interest	(43)	(25)
Net income	$43	$272
Net income per share:
Basic	$0.01	$0.04
Diluted	$0.01	$0.04

Weighted average shares outstanding:
Basic	7,158	7,124
Diluted	7,371	7,372